Filed Pursuant to Rule 433
Registration Numbers 333-134553
333-134553-05

Supplement dated May 10, 2007 to Term Sheet dated May 8, 2007

LEHMAN BROTHERS HOLDINGS, INC./LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VII

FINAL MCAPS TERMS
Lehman Brothers Holdings, Inc.
$1,000,000,000
 5.857% Mandatory Capital Advantaged Preferred Securities (“MCAPS”SM)
Lehman Brothers Holdings Capital Trust VII

This supplement amends the final term sheet dated May 8, 2007 (the “Final Term Sheet”) to the preliminary prospectus dated May 8, 2007 of Lehman Brothers Holdings Inc. (“LBHI”) and Lehman Brothers Holdings Capital Trust VII included in Post-Effective Amendment No. 3 to LBHI’s Registration Statement on Form S-3 (Reg. No. 333-134553) and the terms described herein supersede any terms in the Final Term Sheet that are inconsistent with the following terms:

CUSIP for Normal MCAPS:	524908XA3

CUSIP for Treasury MCAPS:	524908XC9

CUSIP for Trust Preferred
Securities:	52521KAB2

Terms are used in this supplement with the meanings assigned to them in the prospectus included in the registration statement referred to above.